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Exhibit 10.26

        UNITED NATURAL FOODS, INC.
EMPLOYEE STOCK OWNERSHIP TRUST

UNITED NATURAL FOODS, INC.
EMPLOYEE STOCK OWNERSHIP TRUST

        This TRUST AGREEMENT ("Agreement") is entered into this 1st day of March, 2004, by and between United Natural Foods, Inc., a Delaware corporation having its principal place of business at 260 Lake Road, Dayville, Connecticut, 06241 (the "Employer"), and Robert G. Huckins with a principal place of business at 19404 Camino Del Aguila, Escondido, California 92025 (the "Trustee").

W I T N E S E T H:

        WHEREAS, the Employer has adopted the amended and restated United Natural Foods, Inc. Employee Stock Ownership Plan ("Plan"), effective March 1, 2004, as the continuation of a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended ("Code'), as well as the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for the exclusive benefit of participating employees ("Participants") and their beneficiaries; and

        WHEREAS, the Plan as so amended and restated contemplates the establishment of this separate amended and restated United Natural Foods, Inc. Employee Stock Ownership Trust (the "Trust"), also effective March 1, 2004, to hold the assets of the trust established under the prior plan, and to which additional contributions will be made from time to time, to be accepted, invested and maintained in accordance with this Agreement; and

        WHEREAS, the Plan provides for the assets of the Trust to be invested in shares of voting common stock of the Employer which constitute "qualifying employer securities" within the meaning of Section 4975(e)(8) of the Code ("Employer Stock") and for the assumption of debt for the purpose of purchasing Employer Stock;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Employer and the Trustee hereby agree as follows:

ARTICLE I
 Trust Fund

        Section 1.1    Definitions and Construction.    Unless the context of this Agreement clearly indicates otherwise, the terms defined in Article I of the Plan shall, when used herein, have the same meaning as in the Plan. In this Agreement, the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and vice versa. The headings in this Agreement are used for the convenience of reference only and are to be ignored in any construction of the provisions thereof.

        Section 1.2    Trust Fund.    In accordance with the terms of this amended and restated Trust, the Trustee shall hold the assets of the trust established under the prior plan, together with such Employer Stock and sums of money as shall from time to time be paid or delivered to or deposited with the Trustee by or with the approval of the Employer in accordance with the terms of the Plan. All such Employer Stock and all such sums of money, all investments and reinvestments thereof and all earnings, appreciation and additions allocable thereto, less losses, depreciation and expenses allocable thereto and any payments made therefrom as authorized under the Plan or this Agreement shall constitute the "Trust Fund". The Trust Fund shall be held, managed and administered by the Trustee, in trust, and dealt with in accordance with the provisions of this Agreement and in accordance with any funding policy or guidelines established under the Plan that are communicated in writing to the Trustee.

        Section 1.3    Non-diversion of Funds.    Notwithstanding anything to the contrary contained in this Agreement or any amendment hereto, no part of the Trust Fund other than such expenses, fees, indemnities and taxes properly charged to the Trust Fund under the Plan or this Agreement or as specifically provided in Sections 9.9 and 9.11 of the Plan, shall be used for or diverted to purposes other than for the exclusive benefit of Plan Participants and their beneficiaries.

        Section 1.4    Multiple Trustees.    If there shall be more than one Trustee serving hereunder, they shall act by a majority of their number, but any one Trustee may be authorized to execute documents and to act on behalf of all Trustees hereunder. The Trustees shall certify in writing any such allocation of authority, and the limits thereof, to the Plan Administrator and the Employer, who may rely upon such certification for all purposes until notified in writing of a change in or revocation of such authority by the Trustees.

ARTICLE II
 Investment and Administration

        Section 2.1    Administration of Plan.    In his capacity as Trustee hereunder, the Trustee shall have no authority over and shall have no responsibility for the administration of the Plan, which authority and responsibility shall be exercised by the Plan Administrator as provided in the Plan. The Trustee shall be under no duty to enforce the payment of any contribution to the Trust Fund and shall not be responsible for the adequacy of the Trust Fund to satisfy any obligations for benefits, expenses and liabilities under the Plan. The Plan Administrator shall furnish the Trustee with such information and data relative to the Plan as is necessary for the proper administration of the Trust Fund.

        Section 2.2    In General.    The Trust Fund shall be held by the Trustee and shall be invested and reinvested as provided in this Article II, exclusively in Employer Stock except to the extent necessary to meet the Plan liquidity policy as communicated to the Trustee by the Plan Administrator. Assets of the Trust Fund not invested in Employer Stock shall be invested in savings accounts, money market funds, stocks, bonds, securities or other property of any kind, nature or description, without distinction between principal and income. The Trustee's investment decisions shall give due regard to the funding and liquidity policies established under the Plan.

        Section 2.3    Appointment of Investment Manager.    (a) The Employer may, in its discretion, appoint an investment manager ("Investment Manager") to direct the investment and reinvestment of all or any portion of the assets in the Trust Fund, other than Employer Stock. Any such Investment Manager shall either be (i) registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Investment Advisers Act"); (ii) if not registered as an investment adviser under such Act by reason of paragraph (1) of Section 203 (a) of such Act, be registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time the fiduciary last filed the registration form most recently filed by the fiduciary with such state in order to maintain the fiduciary's registration under the laws of such state, also filed a copy of such form with the Secretary of Labor; (iii) be a Bank, as defined in the Investment Advisers Act; or (iii) be an insurance company qualified to perform investment services under the laws of more than one state. Any such Investment Manager must acknowledge that it is a fiduciary with respect to the Plan.

        To the extent that an Investment Manager has not been appointed to invest any portion of the assets of the Trust Fund other than Employer Stock, the Trustee shall invest and reinvest such assets consistent with ERISA and the purposes of the Plan.

        Section 2.4    Investment in Commingled Funds.    The Trustee may invest any assets of the Trust Fund, other than Employer Stock, in any commingled or group trust fund described in Section 401(a) of the Code and exempt under Section 501(a) of the Code or in any common trust fund exempt under Section 584 of the Code. To the extent that the Trust Fund is at any time invested in any commingled, group or common trust fund, the declaration of trust or other instrument pertaining to such fund and any amendments thereto are hereby adopted as part of this Agreement and deemed to form a part of the Plan. If there is any conflict between the provisions of this Agreement and such declaration of trust or other instrument, then the terms of the declaration of trust or other instrument of the commingled, group or common trust shall govern.

        Section 2.5    Uninvested Cash.    Notwithstanding any provisions of this Article II to the contrary, the Trustee may hold uninvested cash or cash balances within the Trust Fund without being required to pay interest thereon, to the extent he deems advisable to meet the needs of the Plan for short-term liquidity.

        Section 2.6    Trustee's Authority.    In addition to and not by way of limitation of any other powers conferred upon the Trustee by law or by other provisions of this Agreement, but subject to the provisions of Section 1.3 and this Article II, the Trustee is authorized and empowered:

          (a)   to sell, exchange, convey, transfer or dispose of any property, whether real or personal, at any time held by him, and any sale may be made by private contract or by public auction, and for cash or upon credit, or partly for cash and partly upon credit, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

          (b)   to retain, manage, operate, repair and rehabilitate and to mortgage or lease for any period any real estate held by him and, in his discretion, cause to be formed any corporation or trust to hold title to any such real property;

          (c)   subject to Section 2.7, to vote in person or by proxy on any stocks, bonds, or other securities held by him, to exercise any options appurtenant to any stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, and to exercise any rights to subscribe for additional stocks, bonds or other securities and to make any and all necessary payment therefor and to enter into any voting trust;

          (d)   with respect to any investment, to join in, dissent from, or oppose any action or inaction of any corporation, or of the directors, officers or stockholders of any corporation, including, without limitation, any reorganization, recapitalization, consolidation, liquidation, sale or merger;

          (e)   to settle, adjust, compromise, or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund;

          (f)    to deposit any property with any protective, reorganization or similar committee, to delegate power thereto and to pay and agree to pay part of its expenses and compensation and any assessments levied with respect to any property so deposited.

          (g)   to commence or defend suits or legal proceedings, and to represent the Trust Fund in all suits or legal proceedings in any court or before any other body or tribunal;

          (h)   to register securities in his name or in the name of any nominee or nominees with or without indication of the capacity in which the securities shall be held, or to hold securities in bearer form;

          (i)    subject to Section 2.8, to borrow money for the purchase of Employer Stock from any lender, except a corporate Trustee, and for any sum so borrowed to issue the Trustee's promissory note and to secure the repayment thereof by pledging all or any portion of the Employer Stock acquired with the loan, and no person lending money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expedience or propriety of any such borrowing;

          (j)    to make distributions to Participants upon the direction of the Plan Administrator;

          (k)   to employ such agents, counsel, independent appraisers, and accountants as the Trustee shall deem advisable, who shall be reimbursed by the Employer for their reasonable expenses and compensation;

          (l)    to make, execute, acknowledge, and deliver any and all deeds, leases, assignments and instruments; and

          (m)  generally, to do all acts which the Trustee may deem necessary or desirable for the administration and protection of the Trust Fund.

        Section 2.7    Exercise of Voting Rights with Respect to Employer Stock.    The Trustee shall vote all Employer Stock held in the Trust Fund, except to the extent that Participants are entitled to direct the voting of any Employer Stock allocated to their Accounts as provided in the Plan.

        Section 2.8    Acquisition Loans.    The Trustee may obtain a loan from any lender, except a corporate Trustee, or enter into a deferred payment obligation on behalf of the Plan (an "Acquisition Loan") only for the following purposes:

          (a)   to purchase Employer Stock; or

          (b)   to make payments of principal or interest, or a combination of principal and interest, with respect to such Acquisition Loan; or

          (c)   to make payments of principal or interest, or a combination of principal and interest, with respect to a previously obtained Acquisition Loan that is then outstanding.

Any such Acquisition Loan shall meet the requirements set forth in Section 8.6 of the Plan and shall otherwise be on such terms and conditions as the Trustee may determine.

ARTICLE III
 Reliance

        Section 3.1.    Identification of Plan Administrator.    The Employer shall certify to the Trustee in writing the name of the person or persons serving as Plan Administrator and shall furnish to the Trustee a specimen signature or signatures of any stock persons.

        Section 3.2    Trustee's Reliance.    The Trustee may rely and act upon any certificate, notice or direction of the Plan Administrator, the Board, or any person authorized to act on behalf of the Employer, or of an Investment Manager which the Trustee believes to be genuine and to have been signed by the person or persons duly authorized to sign such certificate, notice, or direction.

        Section 3.3    Legal Counsel.    The Trustee may consult with legal counsel (who may be counsel to the Employer) and may charge the expense to the Employer concerning any question which may arise under this Agreement, and the opinions of such counsel shall be full and complete protection with respect to any action taken, or omitted, by the Trustee hereunder in good faith in accordance with the opinion of such counsel.

ARTICLE IV
 Distributions from the Trust Fund

        Section 4.1    In General.    The Trustee shall make payments from the Trust Fund in such manner and amounts, at such times, and to such persons as the Plan Administrator may direct.

        Section 4.2    Direction by the Plan Administrator.    (a) A direction by the Plan Administrator to make a distribution from the Trust Fund shall:

            (i)    be made in writing;

            (ii)   specify the amount of the payment, the method of payment, the person to whom payment is to be made, and the address to which the payment is to be sent; and

            (iii)  be deemed to certify to the Trustee that such direction and any payment pursuant thereto are authorized under the terms of the Plan.

          (b)   The Trustee shall be entitled to rely conclusively on the Plan Administration's certification of its authority to direct a payment without independent investigation. The Trustee shall have no liability to any person with respect to payments made in accordance with the provisions of this Article IV.

        Section 4.3    Method of Payment.    Payments of money by the Trustee may be made by check. Distributions of Employer Stock shall be made, as directed by the Plan Administer, directly to the Participant, or to a designated account in the name of the Participant.

ARTICLE V
 Trustee's Responsibilities

        Section 5.1    General Standard of Care.    The Trustee and any Investment Manager shall at all times discharge their duties with respect to the Trust Fund solely in the interest of the Plan Participants and their beneficiaries and with the care, skill, prudence, and diligence that, under the circumstances prevailing, a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

        Section 5.2    No Liability for Acts of Others.    No "fiduciary" (as such term is defined in section 3(21) of ERISA) under this Agreement shall be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by this Agreement or pursuant to a procedure established in this Agreement except to the extent that:

          (a)   such fiduciary participated knowingly in, or knowingly undertook to conceal, an act or omission of such other person, knowing such act or omission to be a breach of fiduciary responsibility;

          (b)   such fiduciary, by his failure to comply with section 404(a)(1) of ERISA in the administration of his specific responsibilities which give rise to his status as a fiduciary, has enabled such other person to commit a breach of fiduciary responsibility;

          (c)   such fiduciary has knowledge of a breach of fiduciary responsibility by such other person, unless he makes reasonable efforts under the circumstances to remedy the breach; or

          (d)   such fiduciary is a "named fiduciary" (as such term is defined in section 401(a) of ERISA) and has violated his duties under section 404(a) (1) of ERISA:

            (i)    with respect to the allocation of fiduciary responsibilities among named fiduciaries or the designation of persons other than named fiduciaries to carry out fiduciary responsibilities under this Agreement;

            (ii)   with respect to the establishment or implementation of procedures for allocating fiduciary responsibilities among named fiduciaries or for designating persons other than named fiduciaries to carry out fiduciary responsibilities under this Agreement; or

            (iii)  in continuing the allocation of fiduciary responsibilities among named fiduciaries or the designation of persons other than named fiduciaries to carry out fiduciary responsibilities under this Agreement.

ARTICLE VI
 Trustee's Accounts

        Section 6.1    Accounts.    The Trustee shall keep or cause to be kept accurate and detailed accounts of all investments, reinvestments, receipts and disbursements, and other transactions hereunder, and all such accounts and the books and records relating thereto shall be open to inspection at all reasonable times by the Plan Administrator or the Employer or any persons designated by them.

        Section 6.2    Valuation of Trust Fund.    The Trustee shall value or cause to be valued the Trust Fund as of the last business day of each Plan Year, and as of such other date(s) as may be directed by the Plan Administrator or the Employer upon not less than sixty (60) days notice ("Valuation Date"). The Trustee shall report to the Plan Administrator and the Employer the value of the Trust Fund as of each Valuation Date, within a reasonable time after the first day of the month next succeeding each such date.

        Section 6.3    Reports to the Plan Administrator.    (a) Within thirty (30) days following each Valuation Date, and within thirty (30) days following the effective date of the resignation or removal of the Trustee as provided in Section 8.1, the Trustee shall render to the Plan Administrator and the Employer a written account setting forth all investments, receipts, disbursements and other transactions affecting the Trust Fund and any investment fund within the Trust Fund, since the last account.

          (b)   The Plan Administrator shall notify the Trustee in writing of any objection or exception to an account so rendered not later than thirty (30) days following the date on which the Account was mailed to the Plan Administrator, whereupon the Plan Administrator and the Trustee shall cooperate in resolving such objection or exception.

          (c)   If the Plan Administrator has not communicated in writing to the Trustee within Thirty (30) days following the mailing of the account to the Plan Administrator any exception or objection to the account, the account shall become an account stated. If the Plan Administrator does communicate such an exception or objection, as to which it later becomes satisfied, the Plan Administrator shall thereupon indicate in writing its approval of the account, or of the account as amended, and the account shall thereupon become an account stated.

          (d)   Whenever an account shall have become an account stated as aforesaid, such account shall be deemed to be finally settled and shall be conclusive upon the Trustee, the Employer, the Plan Administrator and all persons having or claiming to have any interest in the Trust Fund or under the Plan, and the Trustee shall be fully and completely discharged and released to the same extent as if the account had been settled and allowed by a judgment or decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Employer, the Plan Administrator and all persons having or claiming to have an interest in the Trust Fund or under the Plan were parties.

        Section 6.4    Right of Judicial Settlement.    Notwithstanding the provisions of section 6.4, the Trustee, the Plan Administrator, and the Employer, or any of them, shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of the Trustee's account. In any such case, it shall be necessary to join as parties thereto only the Trustee, the Plan Administrator and the Employer; and any judgment or decree which may be entered therein shall be conclusive upon all persons having or claiming to have any interest in the Trust Fund or under the Plan.

        Section 6.5    Enforcement of Agreement.    To protect the Trust Fund from expense which might otherwise be incurred, the Employer and the Plan Administrator shall have authority, either jointly or severally, to enforce this Agreement on behalf of all persons claiming any interest in the Trust Fund or under the Plan, and no other person may institute or maintain any action or proceeding against the Trustee or the Trust Fund in the absence of written authority from the Plan Administrator or a judgment of a court of competent jurisdiction that in refusing authority the Plan Administrator acted fraudulently or in bad faith.

ARTICLE VII
 Taxes: Compensation of Trustee

        Section 7.1    Taxes.    Any taxes that may be imposed upon the Trust Fund or the income therefrom shall be deducted from and charged against the Trust Fund.

        Section 7.2    Compensation of Trustee; Expenses.    The Trustee shall receive for his services hereunder such compensation as may be agreed upon in writing from time to time by the Employer and the Trustee and shall be reimbursed by the Employer for his reasonable expenses, including counsel fees, incurred in the performance of his duties hereunder. The Trustee shall deduct from and charge against the Trust Fund such compensation and all such expenses if not paid by the Employer, except that no person serving as a Trustee who receives full-time pay from an Employer whose Employees participate in the Plan shall receive any compensation (except for reimbursement of expenses) from the Trust Fund.

ARTICLE VIII
 Resignation and Removal of Trustee

        Section 8.1    Resignation or Removal of Trustee.    Any Trustee may resign as a Trustee hereunder at any time by giving thirty (30) days prior written notice to the Employer. The Employer may remove any Trustee hereunder at any time by giving the Trustee written notice of such removal. Such removal shall take effect not earlier than thirty (30) days following receipt of such notice by the Trustee, unless otherwise agreed upon by the Trustee and the Employer. Notwithstanding the foregoing, the resignation or removal of the sole Trustee shall not be effective until a successor Trustee has been appointed.

        Section 8.2    Appointment of Successor.    In the event of the resignation or removal of the sole Trustee, a successor Trustee shall be appointed by the Employer. In the event of the resignation or removal of less than all Trustees, the Employer may (but need not) appoint a successor Trustee. Subject to the provisions of Section 8.1, the appointment of a successor Trustee shall take effect upon an instrument of acceptance executed by such successor and, if applicable, delivery to the remaining Trustees of an instrument so appointing the successor. If a successor shall not have been appointed as aforesaid, the remaining Trustee or Trustees shall have and exercise all the powers given to the Trustee hereunder until a successor has been duly appointed in accordance with the foregoing.

        Section 8.3    Successor Bound by Agreement.    All the provisions of this Agreement shall apply to any successor Trustee with the same force and effect as if such successor had been originally named herein as a Trustee hereunder.

ARTICLE IX
 Amendment and Termination.

        Section 9.1    Amendment and Termination.    (a) The Employer may, at any time and from time to time, by instrument in writing executed pursuant to authorization of the Board, (i) amend in whole or in part any or all of the provisions of this Agreement, or (ii) terminate this Agreement and the Trust created hereby; provided, however, that no amendment which affects the rights, duties, fees or responsibilities of the Trustee may be made without the Trustee's consent.

          (b)   Effective Date. Any such amendment shall become effective upon receipt by the Trustee of the instrument of amendment and endorsement thereon by the Trustee of his consent thereto, if such consent is required. Any such termination shall become effective upon the receipt by the Trustee of the instrument of termination or any subsequent termination date as provided for therein; thereafter the Trustee, upon the direction of the Plan Administrator, shall liquidate the Trust Fund to the extent required for distribution and, after the final account of the Trustee has been approved or settled, shall distribute the balance of the Trust Fund remaining in his hands as directed by the Plan Administrator, or in the absence of such direction, as may be directed by a judgment or decree of a court of competent jurisdiction. Following any such termination, the powers of the Trustee hereunder shall continue as long as any of the Trust Fund remains in his hands.

ARTICLE X
 Miscellaneous

        Section 10.1    Binding Effect; Assignability.    This Agreement shall be binding upon, and the powers granted to the Employer and the Trustee, respectively, shall be exercisable by the respective successors and assigns of the Employer and any corporate Trustee. Any corporation which shall, by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of a corporate Trustee shall, upon such succession and without any appointment or other action by the Employer, be and become a successor Trustee hereunder.

        Section 10.2    Governing Law.    This Agreement and the trust created and the Trust Fund held hereunder shall be interpreted, construed and administered in accordance with the laws of the State of Delaware, to the extent federal law does not apply.

        Section 10.3    Notices.    Any communication to the Trustee, including any notice, direction, designation, certification, order, instruction, or objection shall be in writing and signed by the person authorized under the Plan to give the communication. The Trustees shall be fully protected in acting in accordance with any such written communication. Any notice required or permitted to be given to a party hereunder shall be deemed given if in writing and hand delivered or mailed, postage prepaid, certified mail, return receipt requested, to such party at the following address or at such other address as such party may by notice specify:

        If to the Employer:

  United Natural Foods, Inc.
  206 Lake Road
  Dayville, CT 06241
  Attention: Corporate Vice President of Human Resources

        If to the Trustee:

  Robert G. Huckins
  19404 Camino Del Aguila
  Escondido, CA 92025

        Section 10.4    Severability.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of enforceability of the remaining provisions.

        Section 10.5    Waiver.    Failure of any party to insist at any time or times upon strict compliance with any provision of this Agreement shall not be a waiver of such provision at such time or any later time unless in a writing designated as a waiver and signed by or on behalf of the party against whom enforcement of the waiver is sought.

        Section 10.6    Non-Alienation.    No interest, right or claim in or to any part of the Trust Fund or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustee and the Plan Administrator shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

        Section 10.7    Qualified Plan and Trust.    This Agreement and the Trust hereby created are part of an employee benefit plan which the Employer intends shall remain qualified under Sections 401(a) and 4975(e)(7) of the Code and until advised to the contrary, the Trustee may assume that the Plan so qualifies and that the Trust is exempt from tax under Section 401(a) of the Code. However, any taxes that may be assessed on or in respect of the Trust Fund shall be a charge against the Trust Fund. All contributions are made with the understanding that the Employer will pursue and receive a determination from the Internal Revenue Service to the effect that the Trust forming part of the Plan remains a qualified trust under Section 401(a) of the Code and that the Trust is exempt from federal income tax under Section 401(a) of the Code. If the Plan and Trust in their amended and restated form fail to meet the requirements of a qualified plan under Sections 401(a) and 4975(e)(7) of the Code, the Employer retains the right to retroactively amend such documents in order to meet such requirements.

        Section 10.8    Compliance with Securities Laws.    In the event that the Plan or any portion thereof, or any interest therein, by virtue of investments made in Employer Stock, shall be deemed to be a "security" for purposes of the Securities Act of 1933, the Securities Exchange Act of 1934 or any other federal or state law, for which there is no exemption from the registration, reporting, blue sky or other requirements applicable to securities under such laws, the Employer shall, at its sole cost and expense, take all such actions as are necessary or appropriate to comply with the requirements of such laws. The Employer hereby agrees to indemnify the Trustee and hold him harmless from and against any claim or liability which may be asserted against the Trustee by reason of any determination that the Plan or any portion thereof, or any interest therein, constitutes such a security.

        Section 10.9    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written, effective March 1, 2004.

UNITED NATURAL FOODS, INC.
By:	/s/ Steven H. Townsend Steven H. Townsend, CEO
TRUSTEE
By:	/s/ Robert G. Huckins Robert G. Huckins

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  Exhibit 10.26